EXHIBIT 10.2
HMN FINANCIAL, INC.
AGREEMENT WITH SENIOR EXECUTIVE OFFICER
TO AMEND CERTAIN BENEFIT PLANS OF THE COMPANY
     THIS AGREEMENT is entered into as of the 23rd day of December, 2008 (the “Effective Date”), by and between HMN Financial, a Minnesota corporation (the “Company”), and the senior executive officer of the Company named below (the “SEO”).
     WHEREAS, the Company has entered or will enter into a Securities Purchase Agreement with the United States Department of Treasury (the “Securities Purchase Agreement”) as part of the Capital Purchase Program under the Emergency Economic Stabilization Act of 2008 (“EESA”);
     WHEREAS, pursuant to Section 1.2(d)(iv) of the Securities Purchase Agreement, the Company is required to amend its “Benefit Plans” with respect to its “Senior Executive Officers” (as such terms are defined in the Securities Purchase Agreement) to the extent necessary to comply with Section 111 of EESA; and
     WHEREAS, the applicable “Benefit Plans” are the plans in which any Senior Executive Officer participates, or is eligible to participate, and the agreements to which any Senior Executive Officer is a party, that either: (i) provide for incentive or bonus compensation based on the achievement of performance goals tied to or affected by the Company’s financial results (“Financial Performance Plans”) or (ii) provide for payments or benefits upon an “applicable severance from employment” within the meaning of EESA (“Involuntary Separation Pay Arrangements”).
     WHEREAS, pursuant to action of the Board of Directors, each Financial Performance Plan and Involuntary Separation Pay Arrangement is amended effective as of the date of entry into the Securities Purchase Agreement to the extent necessary to comply with Section 111 of EESA; and
     WHEREAS, in consideration of the benefits which the SEO will receive as a result of the Company’s entering into the Securities Purchase Agreement, the SEO desires to consent to such amendment of the Financial Performance Plans and Involuntary Separation Pay Arrangements in which the SEO participates by entering into this Agreement.
     NOW, THEREFORE, the Company and the SEO hereby agree as follows:
     1. Compliance With Section 111 of EESA. Each Financial Performance Plan and Involuntary Separation Pay Arrangement is hereby amended by adding the following provision as a final section to such arrangement:
“Compliance With Section 111 of EESA. Solely to the extent, and for the period, required by the provisions of Section 111 of the Emergency Economic Stabilization Act of 2008 (“EESA”) applicable to participants in the Capital Purchase Program under EESA and the regulation issued by the Department of the Treasury as published in the Federal Register on October 20, 2008: (a) each “Senior Executive Officer” within the meaning of Section 111 of EESA and the regulation issued by the Department of the Treasury as published in the Federal Register on October 20, 2008 who participates in this plan or is a party to this agreement shall be ineligible to receive compensation hereunder to the extent that the Compensation Committee of the Board of Directors of the Company determines this plan or agreement includes incentives for the Senior Executive Officer to take unnecessary and excessive risks that threaten the value of the financial institution; (b) each Senior Executive Officer who participates in this plan or is a party to this agreement shall be required to forfeit any bonus or incentive compensation paid to the Senior Executive Officer hereunder during the period that the Department of the Treasury holds a debt or equity position in the Company based on statements of earnings, gains, or other criteria that are later proven to be materially inaccurate; and (c) the Company shall be prohibited from making to each Senior Executive Officer who participates in this plan or is a party to this agreement, and each such Senior Executive Officer shall be ineligible to receive hereunder, any “golden parachute payment” in connection with the Senior Executive Officer’s “applicable severance from employment,” in each case, within the meaning of Section 111 of EESA and the regulations and guidance issued by the Department of the Treasury. If the making of any payment or provision of any benefit under this plan or agreement would be in violation of Section 111 EESA or any such regulation or guidance, or if the making of such payment or provision of such benefit may in the judgment of the Company limit or adversely impact the ability of the Company to participate in, or the terms of the Company’s participation in, any program offered under EESA by the Treasury or to qualify for any other relief under EESA, each affected Senior Executive Officer shall be deemed to have waived his or her right to such payment or such benefit under this plan or agreement. Notwithstanding any other provision in this plan or agreement, the Company shall have the right to amend this plan or agreement, at any time and from time to time, as the Company, in its sole judgment, shall deem necessary in order to comply with Section 111 of EESA and the regulations and guidance issued by the Department of the Treasury.”
     2. Continuation of Affected Plans. Except as expressly or by necessary implication amended hereby, each Financial Performance Plan and Involuntary Separation Pay Arrangement shall continue in full force and effect.
     IN WITNESS WHEREOF, the Company and the SEO have executed this Agreement as of the Effective Date.

HMN FINANCIAL, INC.
By:
Title:

SEO

Name:
Title:

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